KRONOS WORLDWIDE, INC.                     Contact:  Gregory M. Swalwell
Three Lincoln Centre                                 Vice President,  Finance
5430 LBJ Freeway, Suite 1700                         and Chief Financial Officer
Dallas, Texas   75240-2697                           (972) 233-1700
--------------------------------------------------------------------------------
PRESS RELEASE
--------------------------------------------------------------------------------

[LOGO GOES HERE]



FOR IMMEDIATE RELEASE


 KRONOS WORLDWIDE, INC. ANNOUNCES EFFECTIVENESS OF SHELF REGISTRATION STATEMENT


         DALLAS, TEXAS - March 3, 2005 - Kronos Worldwide, Inc. (NYSE: KRO) today announced that its shelf registration statement on Form S-3 filed on January 24, 2005, has been declared effective by the U.S. Securities and Exchange Commission. The registration statement permits the offer and sale from time to time of up to $100,000,000 of common stock, preferred stock and warrants of Kronos Worldwide. The terms of any offering will be established at the time of the offering.

         Any offering of securities covered by the registration statement will be made only by means of written prospectuses and prospectus supplements. This press release shall not constitute an offer to sell, nor the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

         Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

                                    * * * * *